Exhibit 4.56

ADDENDUM NO. 1 dated 16 June 2006 to a "Barecon 2001" bareboat charter dated 14 March 2006 (the "Charter") made between, Kemp Maritime S.A. (the "Original Owners") as owners and IDI Shipping Company Limited (the "Charterers") as charterers, in respect of m.v. Spotless (the "Vessel"), whereby it is agreed by the parties to this Addendum as follows:

1 In connection with the sale of the Vessel by the Original Owners to Linnea Enterprises Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Intermediate Owners") and by the Intermediate Owners to ICON Spotless, LLC a Delaware limited liability company whose registered office is at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, United States of America (the "New Owners") in accordance with the terms of the respective sale and purchase agreements (each respectively referred to hereinafter as an "MOA"):

     (a) the Charterers hereby consent to the proposed consecutive sale of the Vessel from the Original Owners to the Intermediate Owners and from the Intermediate Owners to the New Owners;

     (b) the Original Owners, the New Owners and the Charterers hereby agree that, with effect from the date of delivery of the Vessel by the Intermediate Owners to the New Owners pursuant to the relevant MOA (the "Effective Date"), the New Owners shall be and are hereby substituted in place of the Original Owners as a party to the Charter and as the "Owners" of the Vessel under the Charter and that the Charter shall henceforth be construed and treated in all respects as if the New Owners were named therein instead of the Original Owners;

     (c) the New Owners hereby agree with the Charterers that, as and with effect from the Effective Date, the New Owners shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by them or by virtue of the Charter in all respects as if the New Owners were named therein instead of the Original Owners;

     (d) the Charterers hereby agree with the New Owners that, as and with effect from the Effective Date, the Charterers shall be bound by the Charter in all respects as if the New Owners were (and had at all times been) named therein instead of the Original Owners; and

     (e) the Charterers and the Original Owners hereby mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Charter and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Owners and the Charterers against each other in respect of any such liabilities, obligations, claims and demands.

2    The Original  Owners and the  Charterers  warrant and  represent to the New
     Owners that the Charter constitutes the entire agreement with the Charterers for the charter of the Vessel and that the Charter is in full force and effect.

3 The Charterers hereby acknowledge that there are no defaults or claims outstanding under the Charter on the part of or against the Original Owners or the Intermediate Owners.

4 The Original Owners hereby acknowledge that there are no defaults or claims outstanding under the Charter on the part of or against the Charterers.

5 The Original Owners hereby agree that they shall, within 7 days of the Effective Date, reimburse to the New Owners the amount of advance charter hire paid to the Original Owners by the Charterers in respect of the period from the Effective Date to the end of the period to which that payment of charterhire relates.

6 The New Owners and the Charterers hereby agree that, as and with effect from the Effective Date, the charter hire payable to FORTIS BANK (NEDERLAND) N.V. in accordance with Box 26 should now be payable to FORTIS BANK NV/SA of 166 Syngrou Avenue, 176 71, Athens Greece account no. 1000170205.

7 The New Owners and the Charterers hereby agree that, as and with effect from the Effective Date, the Charter shall be amended as follows:

     (a)  by  amending  throughout  the  Charter any  references  to  "Financial
          Instruments", "relevant Financial Instruments" to read "Financial Instrument";

     (b) by amending throughout the Charter any references to "Mortgagees", "Mortgagees", "a Mortgagee", "such Mortgagee", "said Mortgagee", "respective Mortgagee" to read "First Mortgagee" or, as the context may require, "First Mortgagee's";

     (c)  by  deleting   throughout  the  Charter  the  words  "and  the  Second
          Mortgagee", "or, as the case may be, the Second Mortgagees"

     (d) by deleting in Box 28 the words "Second Quadripartite Agreement and Second Mortgage in favour of the Second Mortgagee";

     (e) by amending in paragraph (a) following line 32 the words "by the Owners" and "to the Owners as buyers" to read "by the Original Owners (as defined in Clause 33 hereof)" and "to the Original Owners (as defined in Clause 33 hereof)", respectively;

     (f)  by deleting in line 342 the words "or any of them";

     (g) by deleting in the 20th line following line 366 (but before line 367) the words "or either of them";

     (h) by amending in clause 16, line 559, sub-paragraph (b), the words "FORTIS BANK (NEDERLAND) N.V. of Coolsingel 93, 3012 AE, Rotterdam, The Netherlands" to read "FORTIS BANK NV/SA of Montagne de Parc 3, 1000 Brussels, Belgium";

     (i) by deleting in clause 16, line 559, the whole of sub-paragraph (c) starting from the words "NOTICE OF SECOND MORTGAGE" up to and including the words "other than for crew's wages and salvage"

     (j) by amending in the line immediately following line 561, the words "and their respective" to read "and its";

     (k) by amending in the fifth line following line 618, the words "and to provide to the buyers of the Vessel a performance guarantee of all Charterers' obligations hereunder by way of a first class bank guarantee acceptable to the buyer and in the amount of USD 2,550,000." to read:

          "and:

          (a) in the event such sale is on terms pursuant to which the buyer has agreed to pay to the Owners the relevant acquisition price of the Vessel in cash and in full upon delivery and acceptance of the Vessel to such buyer, the Charterers shall provide to the buyer of the Vessel a performance guarantee of all the Charterers' obligations hereunder by way of a first class bank guarantee acceptable to the buyer and in the amount of USD 2,550,000; or (b) in the event such sale is on terms pursuant to which the buyer has agreed to pay for the acquisition of the Vessel by, inter alia, taking over from the Owners the Owners' obligation under Clause 17 of the MOA to repay the Sellers' Credit to the Charterers, then the Charterers shall execute any such document and take any such action as provided in clause 17(b) of the MOA including, but without any limitation to the generality of the foregoing, any such document or action as the Owners may consider necessary or desirable for the said buyer to (i) take the place of the Owners under Clause 17 of the MOA and under this Charter and (ii) receive the benefit of any of the securities under this Charter and, in particular but without limitation to the foregoing, Clauses 32Aa, 32Ab and 32C hereof.";

     (l)  by amending in line 815, sub-paragraph (iv) to read as follows:

          "the Charterers or the Charter Guarantor (as defined in Clause 33 hereof) breach any of the terms of any of the Security Documents (as such term is defined in the First Quadripartite Agreement (as such term is further defined in Clause 33 hereof)) to which the Charterers and/or the Charter Guarantor (as such term is further defined in Clause 33 hereof) is, or is to become, a party to (for the avoidance of doubt, the making of a misrepresentation by the Charterers and/or the Charter Guarantor under, or in relation to or in connection with, any of the Security Documents (as such term is defined in the First Quadripartite Agreement (as such term is further defined in Clause 33 hereof)) shall constitute a breach of such document for the purposes of this Clause 28(a)(iv)).";

     (m) by deleting from line 845 the words "or (ii) the Charter Guarantor, as defined in clause 33, breaches any of the financial undertakings stated in the Charter Guarantee and/or the Financial Instruments.";

     (n) by amending in lines 5 and 6 of clause 32A(a), the words "each of the First Quadripartite Agreement and the Second Quadripartite Agreement" to read "the First Quadripartite Agreement";

     (o)  by adding in clause 33 the following definition of "Original Owners":

          "Original Owners" means Kemp Maritime S.A. of 80 Broad Street, Monrovia, Liberia.";

     (p)  by deleting the existing  definitions of "First Mortgagee",  "MOA" and
          Financial   Instrument"  and  replacing  them  by  the  following  new definitions of "First Mortgagee", "MOA" and "Financial Instrument":

          "First Mortgagee" means FORTIS BANK NV/SA of Montagne de Parc 3, 1000 Brussels, Belgium acting through its Athens branch at 166 Syngrou Avenue, Athens Greece (or of such other address as may be notified to the relevant parties) and includes its successors in title as well as nay person that may replace the First Mortgagee;

          "MOA" means the memorandum of agreement dated 14 March 2006, made between the Charterers, as sellers and the Original Owners, as buyers, pursuant to which the Original Owners purchased the Vessel on the terms and conditions mentioned therein as amended by a supplemental agreement dated 16 June 2006 made between the Owners, the Original Owners and the Charterers;

          "Financial Instrument" means the First Quadripartite Agreement and the First Mortgage;"; and

     (q) by deleting in clause 33 the definitions of Second Mortgage, Second Mortgagee, Second Quadripartite Agreement and Mortgagees.

8 Subject to the foregoing the terms of the Charter shall not have been amended and remain in full force and effect.

9 No term of this Addendum is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Addendum.

10 This Addendum shall be construed in accordance with, and shall be governed by, English law.


SIGNED by
KEMP MARITIME S.A.

by: Alexandra Tatagia                           /s/ Alexandra Tatagia
                                                --------------------------------


SIGNED by
ICON SPOTLESS, LLC

by:  Mark Gatto                                 /s/ Mark Gatto
                                                --------------------------------


SIGNED by
IDI SHIPPING COMPANY LIMITED

by: Eirini Alexandropoulou                      /s/ Eirini Alexandropoulou
                                                --------------------------------